Exhibit 99.1

American Electric Technologies Reports Fourth Quarter

and Full Year 2007 Results

Company enjoys record 2007 sales and strong backlog heading into 2008

HOUSTON, March 26, 2008 – American Electric Technologies, Inc. (NASDAQ: AETI), the premium supplier of custom-designed power distribution and control solutions for the traditional and alternative energy industries, announced the following results for the year and quarter ended December 31, 2007. The reported sales and earnings includes the contribution from our merger partner American Access Technologies, Inc. for the period May 15, 2007 (date of merger) to December 31, 2007 only.

Total sales for the year ended December 31, 2007 were $55.7 million, an increase of 22.6% over the year ended December 31, 2006. Total sales for the fourth quarter of 2007 were $16.5 million, a 49.1% increase over the fourth quarter of 2006.

The company reported net income of $0.6 million or basic and diluted EPS of $0.08 for the year ended December 31, 2007 compared with net income of $2.4 million, or basic and diluted EPS of $0.40 for the year ended December 31, 2006. The net loss for the fourth quarter of 2007 was $1.1 million, or basic and diluted EPS of ($0.15), compared with net income of $0.6 million or basic and diluted EPS of $0.10, in the fourth quarter of 2006. This loss primarily resulted from a $2 million commercial construction project loss previously announced on December 17, 2007 and discussed further in this release.

“2007 was a particularly challenging period for the company, as we not only completed our merger with American Access Technologies to form American Electric Technologies, but we also continued to pursue other growth opportunities at the same time”, said Arthur Dauber, chairman, president and chief executive officer, American Electric Technologies. “The success we achieved last year is demonstrated by our impressive sales growth and record backlog heading into 2008. In addition, we have increased the depth of our management team and enhanced our organizational structure to further position the company for growth.

“We capitalized on and invested in the international demand for energy, particularly in China’s fast growing market. The 2006 investment in our Chinese joint venture (BOMAY) has been a success to date, setting the foundation for our future growth prospects. For 2007, our Chinese JV reported sales of $49 million that are not consolidated in our financial results. We did add equity income of $1.4 million to our 2007 bottom line which represents the income generated from our 40 percent ownership in BOMAY.

“In 2007, we made significant changes for future growth, including becoming a publicly-traded company through the merger with American Access, the transition, development and addition of management, expanding business development via new markets and products, new international joint business ventures and upgrading and installing new information systems. However, these growth projects had a challenging impact on our 2007 operating margins. The entry into the commercial construction business, the introduction of new high technology drive products as well as the integration of new people and a new organizational structure to support our future growth impacted our net income in 2007. We believe that each of these factors have been addressed and that the negative cost impacts should not recur.

“Heading into 2008, solid execution of our business plan will be the key to our success. We are pleased with the substantial progress that we have made to successfully integrate the two companies after our merger and are excited about our domestic and international growth prospects. We look forward to a promising 2008, as we are well-positioned across our business segments. We concluded 2007 having set a company record for backlog of $34 million, a 22 percent increase over 2006. We expect to set a company record for sales in 2008 excluding any revenue that may come from potential acquisitions. We also expect our ‘earnings before taxes’ to return to the 2005-2006 levels of 5 to 8 percent of revenue by mid-year 2008. I am confident that our team will continue to build on our momentum, optimizing our assets, and delivering greater shareholder value.”

2007 AETI highlights:

•

We announced the completion of the merger of American Access Technologies, Inc. and M&I Electric Industries, Inc. during the second quarter 2007. For the year and three month period ended December 31, 2007, the results of operations reported for the company includes a full year and three months, respectively, of operations of M&I Electric and approximately thirty-two weeks (May 15, 2007 through December 31, 2007) and three months, respectively, of American Access.

•

Our Technical Products and Services (TP&S) segment generated 54 percent of our sales, or $30.1 million, in 2007 which compared with sales of $32.9 million by this segment in 2006. The TP&S segment develops, manufactures, provides and markets switchgear and variable speed drives. The technical services offered by this segment include technical field services (system start-up and commissioning and global service/support) as well as our testing/maintenance services (power infrastructure consulting, substation services, breaker, switchgear and transformer services).

•

Our TP&S business was bolstered in the first half of the year by the growth in global energy-related activity although the North American drilling markets reflected a reduction in activity during the latter part of 2007. Our TP&S segment operating margin was adversely affected, by approximately $1.6 million in additional costs associated with start-up costs for two new drive product offerings: liquid cooled drives for the growing marine market and AC digital drives for the drilling market.

•

As of December 31, 2007, the backlog for the TP&S segment was approximately $15.3 million, an increase of 31 percent over the previous year. All of this backlog should be realized in 2008. Approximately $6 million of the TP&S segment sales during 2006 were derived from sales to China. In 2007, this activity was captured through our new Chinese joint venture thus accounting for this year’s decline in sales in this segment. Our joint venture equity income from both the China and Singapore ventures, noted below, are included in our TP&S segment for segment reporting purposes and as ‘other income’ for financial reporting purposes.

•	Equity Investment in Joint Ventures

In 2007, we had minority interests in joint ventures in China and Singapore. We hold a 40 percent interest in BOMAY Electric Industries Company, Ltd., headquartered in Xian, China, a joint venture with Baoji Oilfield Machinery Co., Ltd. (a subsidiary of China National Petroleum Corporation), which holds a 51 percent interest and AA Energies, Inc., which holds a 9 percent interest. In Singapore, we hold a 49 percent interest in M&I Electric Far East, Ltd. (MIEFE), a joint venture with Oakwell Engineering, Ltd, a company listed on the Singapore stock exchange.

China

Our joint venture BOMAY builds electrical systems for land and offshore drilling rigs as well as low and medium voltage switchgear for the Chinese and global markets. As part of providing technology and services to BOMAY, we have invested approximately $2 million since the inception of this Chinese investment in 2006. During the year ended December 31, 2006 and prior to the start-up of BOMAY, we had approximately $6 million in net sales to BOMCO. In 2007, we recorded equity income of $1.4 million which represents our 40 percent ownership in BOMAY as ‘other income.’ BOMAY reported sales of $49 million in 2007 that are not consolidated in our results. At its February 2008 Board of Directors meeting, BOMAY declared its initial dividend for which we expect to receive approximately $0.9 million during the first half of 2008.

Singapore

We recognized approximately $0.3 million of ‘other income’ from our 49 percent interest in our Singapore joint venture for the year ended December 31, 2007. Our Singapore joint venture reported sales of $5.7 million in 2007 that are not consolidated in our results. In addition, as part of our Singapore investment, we received gross proceeds of over $1.2 million and recognized realized gains of approximately $1.1 million from the sale of marketable securities of Oakwell Engineering, Ltd. for the year ended December 31, 2007. Due to the final sale of all of these marketable securities held by the company in 2007, this should be viewed as a non-recurring gain during the current period. In addition, we received a $0.3 million dividend from our Singapore joint venture in 2007.

•

Our Electrical & Instrumentation Construction (E&I Construction) segment installs electrical equipment for the energy, industrial, marine, water/wastewater and commercial markets. In 2007, we generated sales of $20.3 million from our E&I Construction operations, an increase of 54 percent, over 2006. The increase was primarily due to growth in the commercial market in 2007. However, the income generated came in lower due to higher costs than anticipated. This was due to several factors, the most significant of which were cost overruns at three commercial construction projects that aggregated $2.0 million in the fourth quarter due to poor project management. The management personnel associated with these projects have been replaced, and the three contracts were substantially completed as of December 31, 2007. We believe these management changes will prevent recurrence of this problem. The backlog for the E&I Construction segment was a record $18.7 million as of December 31, 2007, an increase of 60 percent over the previous year. Approximately 75 percent of this backlog should be realized over the next year.

•

We recognized and established a deferred tax asset of $2.9 million based on management estimates of net operating losses acquired via the merger with American Access which will be available to reduce a portion of future income taxes payable under IRC Section 382.

•

Our increased sales activities resulted in a substantial increase in our working capital needs. We utilized our revolving credit facility to provide working capital and owed $5 million on this line at year-end. We believe our existing cash, working capital and unused credit facility combined with operating earnings will be sufficient to meet our capital expenditure and working capital needs in the immediate future.

Detailed information on the financial results for the year and quarter ended December 31, 2007 is included in the company’s Annual Report on Form 10-K which will be filed with the Securities and Exchange Commission shortly.

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American Electric Technologies, Inc. (NASDAQ: AETI) is the premium supplier of custom-designed power delivery solutions to the traditional and alternative energy industries. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas, Keystone Heights, Fla. and Bay St. Louis, Miss. In addition, AETI has minority interests in two joint ventures which have facilities located in Xian, China and Singapore. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

Except for the historical and present factual information contained herein, the matters set forth in this document, including statements regarding our expected business objectives for the balance of 2008 and other statements identified by words such as “expects”, “should”, “offers”, “believes”, and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. There are many risks, uncertainties and other factors that can prevent the achievement of our goals or cause results to differ from those expressed or implied by these forward-looking statements including, without limitation, changes in demand for products and services from external factors including general economic conditions or changes in the oil and gas and other industries in which the company operates; competition for the award of new projects; the termination or reduction of existing projects due to changes in the financial condition or business strategies of the company’s customers; dependence on key personnel and hiring and retaining professional staff and key personnel; fluctuations in quarterly results from a variety of internal and external factors including changes in the estimates with respect to the completion of fixed-price contracts; and, competition in the marketplace especially from competitors with greater financial resources and financing capabilities. These and other risks which may impact management’s expectations are described in greater detail in our filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to such forward-looking statement that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Contacts:

John Untereker

juntereker@aeti.com

713-644-8182

Joe McGuire

jmcguire@aeti.com

904-228-2603